LIPPNER, GORDON & CO., LLP
            CERTIFIED PUBLIC ACCOUNTANTS            American Institute of
   165 GREAT NECK ROAD, GREAT NECK, NEW YORK 11021  Certified Public Accountants
      TEL (516) 487-4070 * FAX (516) 773-4389       New York State Society of
                                                    Certified Public Accountants
                                                    National Congregation of CPA
                                                    Practitioners




                                                       April 26, 2000



The MNI Group, Inc.
10 West Forest Ave.
Englewood, NJ  07631

Gentlemen:

In conjuction with the filing of your Form 10-K for the year ended January 31, 2000, we consent to the use of our audited reports for the years ended January 31, 1999 and 1998 which were previously included in the filings on Form 10-K for the respective years.


                                                       Very truly yours,



                                                       LIPNER, GORDON & CO., LLP
                                                       -------------------------
                                                       Lipner, Gordon & Co., LLP